Exhibit 99.2

FRAMEWORK AGREEMENT

City of Moscow                                                                                                           December 30, 2004

The Parties

Closed Joint Stock Company "COMCOR-TV", hereinafter referred to as "CCTV", represented by General Director, Mikhail V. Silin, acting on the basis of the CCTV Charter; and

Open Joint Stock Company "Moskovskaya Telecommunikatsionnaya Corporatsiya", hereinafter referred to as "COMCOR", represented by General Director, Aram S. Grigorian, acting on the basis of the COMCOR Charter, have hereby agreed to enter into this Framework Agreement on the provision of broadband services (the "Agreement").

CCTV and COMCOR each referred to herein as a "Party" and collectively as the "Parties".

1.                  Recitals

  WHEREAS, COMCOR owns and operates a satellite television technology head-end, cable television head-ends and a fiber-optic network for transmission of data and cable television (such network hereinafter referred to as the "MFON Network");

  WHEREAS, CCTV owns and operates, and will build out, develop and operate broadband coaxial, wire and wireless networks (such networks hereinafter collectively referred to as the "CCTV Network");

  WHEREAS, CCTV desires to obtain transmission and broadcast services from COMCOR through the interconnection of the CCTV Network and the MFON Network;

  WHEREAS, in furtherance of the Parties intentions, and on the terms and conditions set forth in this Agreement and the Interconnection Agreement (as defined below), COMCOR shall provide for the continuous transmission and broadcast of the Working Signals (as defined in Schedule 1);

NOW THEREFORE,  in consideration of the mutual covenants and agreements set forth herein, the Parties hereto hereby agree as follows:

2.                  COMCOR's Representations and Warranties

COMCOR hereby represents and warrants to CCTV that:

2.1       COMCOR has obtained, or will have obtained to the extent required by the laws of the Russian Federation, all licenses (relating to communications, content or otherwise), permits, consents, and registrations from all Persons (as defined below) (including, without limitation, all municipal authorities and authorities of the Russian Federation (collectively, "Authorizations") necessary to permit COMCOR to own, lease and operate the MFON Network, to transmit, receive and relay the Working Signals contemplated to be transmitted to and from the MFON Network and to and from the CCTV Network under this Agreement and to otherwise consummate the transactions contemplated under this Agreement.  Schedule 2.1 lists all material Authorizations held by COMCOR relating to the MFON Network

2.2       and the transactions contemplated to be consummated under this Agreement.  No Person has infringed upon or misappropriated any such Authorizations.  COMCOR has good and valid title to each of such Authorizations.  Except as otherwise set forth in Schedule 2.1 attached to this Agreement, COMCOR has fulfilled and performed all its material obligations with respect to such Authorizations and, to the best of COMCOR's knowledge, no event has occurred that would result in the suspension, revocation or termination of any such Authorizations or result in any other material impairment of the rights of COMCOR under any such Authorizations, except where such impairment would not have a material adverse effect on COMCOR or would not have a material adverse effect on the business and condition of COMCOR as contemplated to be operated by COMCOR from and after the date hereof.  As used in this Agreement, "Person" means any natural person and/or legal entity or association or Governmental or Regulatory Authority (as defined below).  As used in this Agreement, "Governmental or Regulatory Authority" means any court, arbitration court, legislature, government or official of the Russian Federation or its political subdivision.

2.2       Schedule 2.2 (as such schedule shall be updated each time CCTV submits a Development Plan to COMCOR in accordance with Section 5.1.1) sets forth an accurate, complete and correct list of each agreement to which COMCOR or any of its Affiliates is a party or is otherwise bound providing for or relating to the direct or indirect provision of service to a hybrid fiber coaxial cable network through any use of the MFON Network (other than this Agreement and the Interconnection Agreement (as defined below)) (the "MFON Network Agreements").  "Affiliate" has the meaning assigned to it in Law No. 948-I of the RSFSR "On the Competition and Restriction of Monopolistic Activities in Commodities Markets", dated March 22, 1991 (as amended).

2.3       The MFON Network operates in full compliance with the requirements and on the terms set forth in this Agreement and the Interconnection Agreement, entered into by the Parties, dated the date hereof (as such agreement may be amended from time to time, the "Interconnection Agreement").

3.                  COMCOR's Obligations

3.1       COMCOR shall ensure, upon the request of CCTV, the continuous transmission and broadcast of the Working Signals in accordance with the requirements and on the terms and conditions set forth in this Agreement and the Interconnection Agreement.

3.2       The transmission of the Working Signals and the provision of services by COMCOR to CCTV shall not be affected by the provision of any services by COMCOR to any other customers connected to or making use of the MFON Network.

3.3       COMCOR shall provide to CCTV all frequency bands of the forward path and all frequency spectrum of the return path connecting an MFON Primary Node with each of the applicable MFON Secondary Nodes located in the service area of such MFON Primary Node.

3.4       The Parties may negotiate the transfer of any or all of the MFON Secondary Nodes to CCTV.  COMCOR shall not sell, transfer or dispose of any MFON Secondary Node used by CCTV without first providing CCTV with a right to acquire any such MFON Secondary Node on terms and conditions no less favorable than any third party acquiror.  COMCOR shall ensure that CCTV has a priority right to receive and transmit Working Signals at the MFON Secondary Nodes.

3.5       Neither COMCOR nor its Affiliates or any of its or their respective employees, officers or directors in the course of its or their duties shall indirectly or directly solicit, seek to solicit, offer or seek to offer services to any of CCTV's subscribers as set forth in Section 5.10.

3.6       COMCOR and its Affiliates or any of its or their respective employees, officers or directors in the course of its or their duties shall undertake to use its or their best efforts to assist CCTV to expand its share of the communications services market and to operate in a manner that is consistent with and does not hinder CCTV's development of a retail market for its television, radio and data services.

3.7       COMCOR shall take any and all actions required under the law in connection with obtaining and maintaining in full force and effect any and all necessary Authorizations relating to the operation of the MFON Network and the transactions contemplated hereunder.  If requested by CCTV, to the extent possible, COMCOR shall assist CCTV in obtaining and maintaining in full force and effect all necessary Authorizations for the CCTV Network.  If COMCOR desires to novate or rescind any Authorization (including any Authorization obtained in the future) related to any service provided by COMCOR hereunder, COMCOR shall immediately notify CCTV in writing and, if requested by CCTV, to the extent permissible, shall use its best efforts to have such Authorization issued in the name of CCTV.

3.8       COMCOR shall take all reasonable measures to ensure that the MFON Network and the services provided by COMCOR to CCTV hereunder are protected against any unauthorized use.

3.9       COMCOR shall not directly or indirectly interconnect to the MFON Network any hybrid fiber coaxial networks, except the CCTV Network and other networks to the extent of any contractual obligations arising prior to the execution of this Agreement, and in the instances provided for in Section 7.1.

4.                  CCTV's obligations

4.1       For services rendered by COMCOR to CCTV in connection with this Agreement and the Interconnection Agreement, CCTV shall pay to COMCOR in full when due the fees set forth in the Interconnection Agreement.

4.2       CCTV shall not directly or indirectly through other operators' networks interconnect the CCTV Network to any other fiber optic transmission network (including its own), except the MFON Network, and shall not build its own fiber optic networks, excluding those instances provided for in Section 7.2.

4.3       Neither CCTV nor its Affiliates or any of its or their respective employees, officers or directors in the course of its or their duties shall indirectly or directly solicit, seek to solicit, offer or seek to offer services to any of COMCOR's subscribers as set forth in Section 5.10.

5.                  Additional Rights and Obligations of the Parties

5.1       The Parties shall meet as often as reasonably requested in writing by either Party (but in any event not less than once every six months) to discuss the future development of the CCTV Network and any other aspect of the CCTV Network's configuration, transmission, broadcast or reception of the Working Signals.

5.1.1        Not later than the first business day of December in each calendar year, CCTV shall deliver to COMCOR a one year plan setting forth in reasonable detail on the basis of its technical and business plan (i) its requirements for the configuration, signal quality, capacity, reliability, features, geographical parameters, and other technical specifications for the CCTV Network, (ii) its other requirements for the content and features of the Working Signals, and (iii) a schedule of actions to be taken by COMCOR with respect to the MFON Network to meet CCTV's technical and other Working Signal requirements in the form attached hereto as Schedule 5.1.1. (the "Development Plan").

5.1.2        COMCOR shall have ten (10) business days after receipt of the Development Plan to notify CCTV in writing of its acceptance or rejection of the Development Plan.  COMCOR's acceptance of the Development Plan shall not be unreasonably withheld, delayed or conditioned.  If COMCOR reasonably rejects in whole or in part the provisions of the Development Plan, COMCOR shall, at the time it rejects the Development Plan, provide to CCTV in writing (x) the reasons that it cannot satisfy certain provisions of the Development Plan, and (y) proposed amendments to the Development Plan in reasonable detail (the "Proposed Revisions").  CCTV shall reasonably consider the Proposed Revisions, and, within ten (10) business days after receiving the Proposed Revisions (the "Review Period"), the Parties shall use their best efforts to agree upon the Development Plan as initially proposed or including revisions thereto.  If COMCOR fails to accept or reject the revised Development Plan within the Review Period, the revised Development Plan shall be deemed accepted and COMCOR shall be obligated to provide to CCTV an Implementation Plan (as defined below) in accordance with Section 5.1.3.

5.1.3        Not later than ten (10) business days after agreeing on a Development Plan, COMCOR shall provide to CCTV a plan consistent with such Development Plan setting forth in reasonable detail the actions COMCOR shall take in respect of the MFON Network during the next year and a schedule for such actions, as well as any other actions COMCOR plans during the next year that could reasonably be expected to affect the services provided to CCTV using the MFON Network (the "Implementation Plan").  COMCOR shall undertake all actions required by the Implementation Plan at its own expense.  COMCOR shall use commercially reasonable efforts to perform its obligations under the Implementation Plan in a timely manner and in accordance with the procedures set forth in the Interconnection Agreement.

5.1.4        In the event that no agreement is reached on the terms of a Development Plan within the Review Period, the executives of the Parties shall, within ten (10) business days after the end of the Review Period, meet and use their best efforts to agree on a Development Plan.  Regardless of whether the executives of the Parties agree on a Development Plan, for any elements of the Development Plan that the Parties have agreed upon, COMCOR shall provide CCTV with an Implementation Plan not later than ten (10) calendar days after the end of the Review Period (the "Agreed Elements").  COMCOR shall undertake all actions required by the Agreed Elements at its own expense.  COMCOR shall use all efforts to perform its obligations under the Implementation Plan in a timely manner.

5.1.5        In the event that the executives of the Parties cannot agree on the terms of a Development Plan within ten (10) business days after the end of the Review Period, CCTV shall have the right to, notwithstanding any other provision of this Agreement, by its own actions or through a third party, implement those elements of the Development Plan that are not agreed by the Parties, including any actions that would have been COMCOR actions under the Implementation Plan had the Parties agreed with such elements (the "Other Elements").  COMCOR shall not prevent CCTV from cooperating with any third party to implement the Other Elements, including COMCOR using its best efforts to assist CCTV and any third party with the location of equipment and the interconnection of equipment at any reasonable network point.

5.1.6        Not later than the 20th business day after the effective date of this Agreement, CCTV shall submit a Development Plan for 2005 to COMCOR.  The parties shall agree on the Development Plan and the Implementation Plan in accordance with the procedures set forth in Sections 5.1.2-5.1.5, in each case, based upon the CCTV business plan for 2005.

5.2       To the extent possible, upon written request, each Party shall have the right to access and utilize space at the other Party's premises, to install and maintain equipment, solely for its use, to facilitate the interconnection and interoperability of one Party's network with the other Party's network in respect of the transmission of the Working Signals, with each Party using its best efforts to minimize any expenses to the other Party.  To the extent that equipment is installed by one Party on the premises of the other Party, the Party owning or leasing the premises shall not incur any additional costs as a result of such installation.

5.3       Consistent with the Parties' general intent hereunder, the Parties agree to cooperate to collocate their respective telecommunications equipment, required for the services hereunder and under the Interconnection Agreement, in facilities that can be owned or leased.

5.4       The Parties acknowledge that the MFON Network is designed to provide, among other features, full network access to a range of services, including some integrated services (including, without limitation, the distribution of television and audio channels, access to the Internet, video, data and telephony and other types of broadband and information services).  The Parties further acknowledge that while COMCOR shall own solely the MFON Head-End and the MFON Primary Nodes (as each such term is defined in the Interconnection Agreement), at the prior written request of CCTV, COMCOR agrees, in the absence of restrictions and prohibitions imposed by any third party owner of the premises to which such access is required, to provide access to the MFON Head-End and the MFON Primary Nodes to CCTV and, to the extent necessary, to its authorized suppliers for the installation, modification and maintenance of application platforms and related equipment selected by CCTV and necessary for transmission of the Working Signals as well as the integration of such equipment with COMCOR's electronics as set forth in the Development Plan or Implementation Plan, as applicable, then in effect.  During any such access to the MFON Head-End and the MFON Primary Nodes of the MFON, COMCOR shall have the right to have present any COMCOR authorized personnel.

5.5       For the avoidance of doubt, the Parties agree that COMCOR shall be responsible for the costs associated with the transmission of the Working Signals to and from the MFON Network and the supply and the maintenance of all equipment related thereto.

5.6       Each Party shall provide to the other Party, on an ongoing basis, a copy of each Authorization (including, all notices, communications, supplements or amendments relating thereto) used in connection with its respective network and the performance of its obligations under this Agreement and the Interconnection Agreement.

5.7       Each Party shall, to the extent reasonably requested in writing by the other Party, solely to comply with the terms and conditions of this Agreement and the Interconnection Agreement, provide such Party with information describing its respective network, including information relating to the configuration of its respective network. As used in this Section 5.7, "configuration" means a technical description of such network, including geographical location, relevant technical parameters, terminating equipment use and such network's interfaces.

5.8       For the avoidance of doubt, any services being provided by COMCOR to CCTV immediately prior to the effective date shall continue in effect in accordance with the terms of this Agreement and the Interconnection Agreement.

5.9       Subject to Section 5.8, the Parties hereby agree to terminate the Strategic Services Agreement on the Provision of Telecommunications Services, dated April 24, 2004,which termination shall become effective upon the effective date of this Agreement.

5.10   In accordance with the terms of this Agreement, in relation to the technical principles of service of subscribers by the Parties: (a) COMCOR shall have an exclusive right to provide service, based on optical fiber networks, to (i) legal persons, and (ii) physical persons directly interconnecting a single occupancy dwelling to the MFON Network using a fiber optic line, (b) CCTV shall have an exclusive right to provide service, based on the CCTV Network, to (i) physical persons and (ii) legal persons that CCTV is capable of providing service to using the CCTV Network.

5.11   CCTV may request a special audit of COMCOR's new customer contracts and any revised term sheets on a quarterly basis to confirm that: (i) COMCOR is fulfilling it obligation to provide to CCTV MFN Pricing in accordance with Section 6.2, (ii) COMCOR is fulfilling its obligation to provide exclusive rights and rights of first refusal to CCTV, and/or (iii) any other aspect of COMCOR's obligations to CCTV under this Agreement and the Interconnection Agreement (the "Audit").

       CCTV shall select one of three internationally recognized accounting firms identified by COMCOR to perform the Audit (the "Auditor").  The Auditor shall examine books, contracts and records with respect to the matters specified above.  COMCOR shall cooperate fully with the Auditor.

       The Auditor shall provide a copy of its report on the results of the Audit to both Parties, and the report shall specify the extent to which COMCOR is fulfilling its obligations under this Agreement and the Interconnection Agreement that were the subject of the Audit.  The agreement with the Auditor in connection with the Audit shall contain a confidentiality clause with respect to the names and specific pricing applicable to other purchasers of similar services from COMCOR.  CCTV shall be exclusively liable to COMCOR with respect to such provision.

       In the event that the Auditor determines from the Audit, as set forth in this Section 5.11, that COMCOR is not in compliance with its obligations for any reason, COMCOR shall (i) adjust the price in accordance with the findings of the Auditor, and (ii) deduct from the invoice in the following accounting period the total amount of overpayment by CCTV as determined by the Audit or agree with CCTV on another method of compensation.

5.12   The Parties shall use the services and perform their obligations hereunder in accordance with the applicable laws of the Russian Federation.

6.                  Payments

6.1       The Parties shall comply with the fee and payment terms provided for in this Agreement and the Interconnection Agreement.

6.2       If and to the extent that COMCOR provides services to any other party that are the same or similar to those services provided to CCTV, COMCOR agrees that the fees for services related to the Internet and the MFON Secondary Nodes (as such terms are defined in the Interconnection Agreement) charged to CCTV shall be no higher than those prices charged to any other parties for the same or similar services ("MFN Pricing").  Within two (2) days of  COMCOR approving by internal orders any new or revised VC or TNP fees, COMCOR shall notify CCTV and disclose to CCTV the new VC and TNP fees.  Each quarter, COMCOR shall review the pricing terms offered to CCTV and shall certify to CCTV that it is in compliance with its obligation to offer MFN Pricing as provided for under this Agreement.

7.                  Certain Rights of First Refusal

7.1       In the event that COMCOR desires to allow any Person (other than CCTV) providing services directly or indirectly by means of a hybrid fiber coaxial network or a wireless network offering services similar to CCTV, the right to connect to the MFON Network, it shall first offer such right to CCTV on terms and conditions no less favorable than those proposed to such Person or as set forth in the Fee Schedule (as defined in the Interconnection Agreement), whichever is better in the opinion of CCTV, pursuant to a written notification to CCTV setting forth all material terms and conditions of the proposed transaction (the "COMCOR Offer Notice").  Provided that CCTV does not notify COMCOR in writing of its intent to exercise its right of first refusal within ten (10) business days of receipt of the COMCOR Offer Notice, COMCOR may consummate such transaction with such other Person, provided that such transaction shall not be on terms and conditions more favorable than those notified to CCTV.  If CCTV notifies COMCOR in writing of its intent to exercise its right of first refusal within ten (10) business days of receipt of the COMCOR Offer Notice, CCTV shall consummate such transaction within ten (10) business days after delivery of the COMCOR Offer Notice by submission to COMCOR of a Development Plan reflecting its acceptance.

7.2       In the event the CCTV desires to connect the CCTV Network to any network other than the MFON Network, it shall first offer such transaction to COMCOR, at the same price and upon the same terms upon which CCTV is proposing to connect the CCTV Network to such other transportation network, pursuant to a written notification to COMCOR setting forth all material terms and conditions of the proposed transaction (the "CCTV Offer Notice"). Provided that COMCOR does not notify CCTV in writing of its intent to exercise its right of first refusal within ten (10) business days of receipt of the CCTV Offer Notice, CCTV may consummate such transaction with such other Person, provided that such transaction shall be on the same terms notified to COMCOR.  If COMCOR notifies CCTV in writing of its intent to exercise its right of first refusal within ten (10) business days of receipt of the CCTV Offer Notice, COMCOR shall consummate such transaction within ten (10) business days after delivery of the CCTV Offer Notice by acceptance of a Request for Service (as defined in the Interconnection Agreement) from CCTV.

8.                  Liability

8.1       Each Party shall be liable to the other Party for any failure to perform or improper performance of its obligations under this Agreement in accordance with the procedure and on the terms and conditions provided for in the effective laws of the Russian Federation and the terms and conditions of this Agreement.

8.2       A Party that breaches its obligations under this Agreement or that commits unlawful actions as a result of which the other Party incurs damages shall reimburse the other Party for such damages; provided, however, neither Party shall be liable to the other Party for any consequential damages.

8.3       The liability for damages of any Party under the Agreement shall not exceed US$5 million for any one event in any one year.

9.                  Force Majeure

9.1       If any Party is affected by extraordinary, exceptional and unavoidable circumstances beyond the reasonable control of such Party (including, without limitation, strike or other form of industrial action, acts of God and natural phenomena) which materially adversely affects the performance of any of its obligations under this Agreement ("Force Majeure"), the Party claiming Force Majeure shall immediately notify the other Party of the nature and extent of any such circumstances and provide confirmation thereof in accordance with the procedure provided for in the applicable laws of the Russian Federation .  For the avoidance of doubt, any act or omission by a shareholder of a Party shall not be deemed Force Majeure.

9.2       No Party shall be deemed to be in breach of this Agreement, or otherwise liable to the other Party, by reason of any delay in performance, or the non-performance, of any of its obligations under this Agreement, to the extent that such delay or non-performance is attributable to Force Majeure for which it has, at or prior to the time of such delay or non-performance as provided for in Section 9.1, notified the other Party, and the time for performance of that obligation shall be extended accordingly.

9.3       Notwithstanding Section 7.2, if, as a result of Force Majeure, the MFON Network is incapable of transmitting the Working Signals in accordance with the terms of this Agreement, CCTV shall have the right to seek an alternative source of service.

9.4       If the performance by any Party of any of its obligations under this Agreement is affected by Force Majeure for a continuous period in excess of ninety (90) days, the Parties shall in good faith enter into discussions to alleviate the effects of such Force Majeure, or agree to such alternative arrangement as may be fair and reasonable to both Parties.

10.              Governing Law; Arbitration

10.1   This Agreement shall be interpreted and governed by the laws of the Russian Federation. The Parties shall in good faith negotiate to resolve any dispute, controversy or claim (collectively, "Dispute") arising out of or relating to this Agreement.  If any Dispute is not resolved amicably within thirty (30) days from the date that notice of such Dispute is delivered by one Party to the other Party, such Dispute may, at the option of either Party, be referred to the Moscow City Arbitration Court in accordance with the procedure and on the grounds provided for in the effective Arbitration Procedural Code of the Russian Federation.

11.              Confidentiality

11.1   Each Party shall hold, and shall use its best efforts to cause its Affiliates and their respective representatives, employees, officers, and directors to hold, in strict confidence from any Person (excluding the Parties and their Affiliates) all documents and information concerning the other Party or any of its Affiliates furnished to it by such other Party or such other Party's representatives in connection with this Agreement or the transactions contemplated hereby unless (a) compelled to disclose such documents and information by judicial or administrative process (including, without limitation, in connection with obtaining necessary approvals from Governmental or Regulatory Authorities required under this Agreement and the transactions contemplated hereby) or (b) such documents and information are disclosed in an action or proceeding brought by a Party in pursuit of its rights or in the exercise of its remedies hereunder.  Each Party shall promptly notify the other Party of any disclosure of confidential information required in accordance with this Section 11.1.  The above provisions regarding confidentiality do not apply to documents or information that can be shown to have been (i) previously known to the Party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party, or (iii) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to the other Party to keep such documents and information confidential.

12.              Term and Termination

12.1   This Agreement shall become effective upon execution by the Parties and shall terminate on the fiftieth anniversary of the effective date unless otherwise terminated in accordance with its terms.

12.2   This Agreement may be terminated by the Parties at any time upon mutual agreement in writing.

12.3   The termination of this Agreement shall in no way limit or discharge a Party's liability for any breach of its obligations hereunder that occurred prior to such termination.

13.              Miscellaneous

13.1   Notices.  All notices, statements, consents, approvals, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing, duly executed by an authorized officer or agent, and shall be delivered personally, transmitted by facsimile (provided, that, an original is sent by overnight courier service on the day the facsimile is transmitted), or sent via DHL or other reputable overnight courier service to the following addresses:

(a)               if to COMCOR:

Moskovskaya Telecommunikatsionnaya Corporatsiya
17 Neglinnaya street, Bldg. 2, Moscow, 127051
Attn: General Director
Facsimile: (7)(095) 250-74-55

(b)               if to CCTV:

CJSC COMCOR-TV

7A Dmitria Ulianova Street,
Moscow, 117036
Attn: General Director
Facsimile: (7)(095) 737-51-94

         Any notice, statement, consent, approval, request, demand or other communication shall be effective upon receipt; provided, however, any communication transmitted by facsimile shall be deemed effective upon the transmission thereof.

13.2   Further Assurances.  From time to time,  upon the reasonable request of a Party, the other Party shall execute and deliver as promptly as reasonably possible, at such requesting Party's expense, all such documents and instruments or shall take, or cause to be taken, all such further action as such requesting Party may deem reasonably necessary to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

13.3   Severability.  If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be illegal, invalid or unenforceable, the Parties shall either omit such provision or, to the extent necessary, shall use all efforts to make respective amendments or additions to the Agreement in order to maintain its legal force and effect.

13.4   Entire Agreement.  The Interconnection Agreement and this Agreement, together with all annexes and schedules hereto and thereto, constitute the entire agreement among the Parties relating to the subject matter hereof and supersede all prior agreements or undertakings, written or oral.

13.5   No Partnership.  Nothing in this Agreement should be construed to establish any independent legal entity or unincorporated joint venture between the Parties, and neither Party shall have any duties, obligations or liabilities to the other Party in this regard.

13.6   Waiver.  A waiver by any Party of any of its rights under any provision of this Agreement shall not constitute a waiver of any other breach of that or any other provision of this Agreement.  To be effective the waiver must be in writing, in accordance with the requirements of Russian law and must be signed by the Party from whom the waiver is being sought.

13.7   Amendment. This Agreement may not be altered, revised, amended and restated, supplemented or otherwise modified except by an instrument in writing signed on behalf of the Parties by their duly authorized representatives.  Any amendment to any Schedule that may be agreed between the Parties shall be effected by substituting a revised Schedule, signed by the duly authorized representatives of both Parties, and shall be deemed to be incorporated into this Agreement in substitution for the previous Schedule and to be effective on and from the date specified in the revised Schedule.

13.8   Assignment.  Neither Party may assign this Agreement nor any of its rights, interests or obligations hereunder without the prior written consent of the other Party.

13.9   Control.  For the purposes of complete and proper control of the Parties' performance hereunder, each Party may deliver to the other Party a request with respect to its performance.  The other Party shall give its motivated response in writing within three (3) business days following the receipt of such request.  In the event no response is received in the specified time period, the respective Party may issue a claim in accordance with the procedure and on the grounds provided for in the current laws of the Russian Federation in connection with non-performance or improper performance of the contractual obligations under this Agreement.

13.10      Language.  This Agreement shall be executed in the English and Russian languages. Both the English and Russian versions of this Agreement shall be legally binding; provided, however, that in the event of any Dispute the Russian version shall prevail.

13.11      Counterparts.  This Agreement is executed in two counterparts, one for each Party, each of which shall have equal legal force.

IN WITNESS HEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the Parties, as of the date first written above.

OPEN JOINT STOCK COMPANY MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA
/s/ A.S. Grigorian A.S. Grigorian General Director December 30, 2004
CLOSED JOINT STOCK COMPANY "COMCOR-TV"
/s/ Mikhail V. Silin Mikhail V. Silin General Director
December 30, 2004

Schedule 1

Working Signals

The Working Signals shall consist of the following:

  video signals;
  radio signals;
  telephony; and
  data signals;

provided in accordance with the requirements and on the terms set forth in this Agreement and the Interconnection Agreement.

OPEN JOINT STOCK COMPANY MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA
/s/ A.S. Grigorian A.S. Grigorian General Director December 30, 2004
CLOSED JOINT STOCK COMPANY "COMCOR-TV"
/s/ Mikhail V. Silin Mikhail V. Silin General Director
December 30, 2004

Schedule 2.1

R E G I S T E R   O F   L I C E N S E S
Held by ОАО Moskovskaya Telekommunikatsionnaya Corporatsiya
(ОАО "COMCOR")

Item

Licensing Authority

		Activities	Series and No.	Issued	Expires
1.	Ministry of the Russian Federation for Communications and Informatization	Telematic services	Series А 028233 No. 28362	October 31, 2003	October 31, 2008
2.	State Committee of the Russian Federation for Communications and Informatization	Data transmission services	Series А 011531 No. 11425	June 18, 1999	April 15, 2005
3.	State Committee of the Russian Federation for Communications and Informatization	Leasing out telecommunications channels	Series А 011532 No. 11446	June 18, 1999	April 15, 2005
4.	Ministry of the Russian Federation for Communications and Informatization	Services related to broadcasting television and audio programs through a cable TELEVISION network (in the City of Moscow)	Series А 020748 No. 21337	March 1, 2002	March 1, 2007
5.	Ministry of the Russian Federation for Communications and Informatization	Services related to broadcasting television and audio programs through a cable television network (in the Moscow Region)	Series А 024784 No. 25083	February 7, 2003	February 7, 2006
6.	The Russian Federal Security Service Center for Licensing, Certification and State Secrets Protection	Work involving information constituting state secrets to be performed at: Building 2, 17 Ulitsa Neglinnaya, 127051 Moscow	Series B 327145	Registration No. 1434 dated January 15, 2003	January 15, 2006
7.	The Russian Federal Security Service Center for Licensing, Certification and State Secrets Protection	To take actions and (or) to provide services related to state secrets protection at: Building 2, 17 Ulitsa Neglinnaya, 127051 Moscow	Series B 338877	Registration No. 1946 dated July 19, .2004	January 15, 2006
8.	Federal Agency for Governmental Communications and Information under the President of the Russian Federation	Maintenance of cryptographic hardware	Registration No. LF/07-3258	October 18, 2002	October 18, 2007

9.	Federal Agency for Governmental Communications and Information under the President of the Russian Federation	Distribution of cryptographic hardware	Registration No. LF/07-3259	October 18, 2002	October 18, 2007
10.	Federal Agency for Governmental Communications and Information under the President of the Russian Federation	To provide services related to the encryption of information containing no data that constitute state secrets in electronic document management systems	Registration No. LF/07-3260	October 18, 2002	October 18, 2007
11.	State Committee of the Russian Federation for Construction, Housing and Public Utilities	Responsibility Level II building and construction design	Series D 372609	Registration No. GS-1-50-02-26-0-7717020170-022918-1, dated October 7, 2003	October 7, 2008
12.	State Committee of the Russian Federation for Construction, Housing and Public Utilities	Responsibility Level I and II building and construction design in conformity with the governmental standard	Series D 298034	Registration No. GS-1-99-02-22-0-7717020170-002260-1, dated August 1, 2002	August 1, 2007
13.	State Committee of the Russian Federation for Construction, Housing and Public Utilities	Responsibility Level I and II building and construction design in conformity with the governmental standard: acting as the customer	Series D 298034	Registration No. GS-1-99-02-22-0-7717020170-002260-1, dated August 1, 2002	August 1, 2007
14.	Federal Service for Technical and Export Control	To take actions and to provide services with respect to technical protection of confidential information	Series KI No. 001064	Registration No. 0286, dated December 6, 2004	December 6, 2009
15.	Federal Service for Technical and Export Control	Development and manufacturing of confidential information security tools	Series KI No. 001065	Registration No. 182, dated December 6, 2004	December 6, 2009

Schedule 2.2

MFON Network Agreements

1. Contract No. D-02-366, dated October 17, 2002 with Military Unit 68240.
2. No. D-01-333, dated May 24, 2001 with the Department of the Federal Security Service for Moscow City and the Moscow Region.
3. No. D-03-335, dated June 1, 2003 with LLC SHANS-2.
4. No. D-02-287, dated May 27, 2002 with the Housing Cooperative of New Condominium Skhodnenskaya 35-37.
5. No. D-01-292, dated April 1, 2001 with the Finance and Logistics Department of the City Administration.
6. Contract No. D-02-481, dated August 13, 2002 with LLC Laboratory of Information Convergence ICL.
7. No. D-02-589, dated July 1, 2002 with Housing Cooperative Serebriany Ostrov.
8. No. D-02-498, dated August 2, 2002 with CJSC ZAR GALAREYA.
9. No. D-02-216, dated March 20, 2002 with OJSC MNKT.
10. Contract No. D-04-237, dated February 12, 2004 with the Municipal Unitary Enterprise Odinstovo Radio Company Center.
11. D-02-446, dated July 31, 2002 with LLC Uniformstroi.
12. D-03-137, dated May 23, 2003 with CJSC City-Gals.
13. No. D-01-609, dated October 18, 2001 with OJSC Center Telecom.
14. Contract No. D-02-481, dated August 13, 2002 with LLC Laboratory of Information Convergence ICL.
15. Contract No. 5-5 UGZ, dated February 4, 1998 with the Finance and Logistics Department of the City Administration.
16. Contract No. D-04-767, dated December 29, 2004 with OJSC Mostelecom.
17. Contract No. D-01-398, dated June 1, 2003 with LLC Textel.
18. No. D-03-241, dated May 14, 2003 with Military Unit 55002 GK.
19. D-01-127, dated August 15, 2001 with CJSC THC Izmailovo Gamma-Delta.
20. No. D-01-297, dated February 19, 2001 with the Main Department of Interior of the Ministry of Defense.
21. No. D-04-772, dated December 30, 2004 with OJSC Mostelecom.

OPEN JOINT STOCK COMPANY MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA
/s/ A.S. Grigorian A.S. Grigorian General Director December 30, 2004
CLOSED JOINT STOCK COMPANY "COMCOR-TV"
/s/ M. V. Silin M.V. Silin General Director
December 30, 2004